EXHIBIT 99.2



FOR IMMEDIATE RELEASE


                  CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.
                        (FORMERLY CORECOMM INCORPORATED)
                           ANNOUNCES SEPTEMBER 3, 1998
                                  SYMBOL CHANGE



     New York, New York (September 2, 1998) - Cellular Communications of Puerto Rico, Inc. (formerly CoreComm Incorporated) (the "Company") will be changing its trading symbol to "CLRP" as a result of the discovery today by the Nasdaq Stock Market, Inc. of a conflicting symbol (despite Nasdaq's prior clearance of the symbol that is being replaced). The new symbol replaces the Company's current symbol, "CLPR". This change will be effective beginning tomorrow, September 3, 1998.


                                      *****


     For further information  contact: Richard J. Lubasch, Senior Vice President
- General Counsel or Jeffrey G. Wyman, Assistant General Counsel, both at (212) 906-8440.